As filed with the Securities and Exchange Commission on May 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3562403
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

840 Memorial Drive

Cambridge, MA 02139

(617) 498-0020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anna Protopapas

President and Chief Executive Officer

Mersana Therapeutics, Inc.

840 Memorial Drive

Cambridge, MA 02139

(617) 498-0020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Marc Rubenstein, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-238140

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.    ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.0001 par value	$24,800,000	(1)	$3,220

(1) Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $250,000,000 on a Registration Statement on Form S-3 (File No. 333-238140), which was declared effective on May 15, 2020. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $24,800,000 is hereby registered.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by Mersana Therapeutics, Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV.A. to Form S-3. The contents of the Registration Statement on Form S-3 (File No. 333-238140) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on May 15, 2020, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statements Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (File No. 333-238140) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description of Exhibit

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*       Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-238140), originally filed with the Securities and Exchange Commission on May 8, 2020 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on May 8, 2020

MERSANA THERAPEUTICS, INC.

By:	/s/ Brian DeSchuytner
Brian DeSchuytner
Senior Vice President, Finance & Product Strategy

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer and Director
Anna Protopapas	(Principal Executive Officer)	May 28, 2020

/s/ Brian DeSchuytner	Senior Vice President, Finance & Product Strategy
Brian DeSchuytner	(Principal Financial Officer)	May 28, 2020

*	Vice President, Controller (Principal Accounting Officer)
Ashish Mandelia		May 28, 2020

*
David Mott	Director	May 28, 2020

*
Lawrence Alleva	Director	May 28, 2020

*
Willard H. Dere, M.D.	Director	May 28, 2020

*
Andrew A. F. Hack, M.D., Ph.D.	Director	May 28, 2020

*
Kristen Hege, M.D.	Director	May 28, 2020

*
Martin Huber, M.D.	Director	May 28, 2020

*By:	/s/ Brian DeSchuytner
Brian DeSchuytner
Attorney-in-Fact

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